EXHIBIT 99.4


         The  undersigned  each  hereby  certifies  and  agrees  that the  above
Schedule 13D concerning securities issued by Law Companies Group, Inc. is being filed on behalf of each of the undersigned.






/s/ Virgil R. Williams                       Date May 15,1997
Virgil R. Williams


/s/ James M. Williams, Jr.                   Date May 15,1997
James M. Williams, Jr.